Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made as of this 23rd day of March 2011 by and between Michael Mathews, an individual with an business address at 224 W. 30th Street, Suite 604, New York, NY 10001 (“Consultant”), and Wizard World, Inc. (f/k/a GoEnergy, Inc.), a Delaware corporation with an office at 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019 (the “Company”).

WHEREAS, Consultant has substantial expertise that may be useful to the Company, which the Company desires to obtain; and

WHEREAS, the Company desires Consultant provide certain consulting services to the Company and Consultant is agreeable to performing such services for the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           APPOINTMENT.

           The Company hereby engages Consultant to provide, and Consultant hereby agrees to render, the Services (as defined herein) to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.           TERM.

The term of this Agreement shall commence on the date of this Agreement as set forth above and shall terminate on the four (4) year anniversary of the date of this Agreement, unless earlier terminated or extended in accordance with  the provisions contained herein or by a subsequent agreement between the parties hereto (the “Term”).

3.           SERVICES.

During the Term of this Agreement, Consultant shall assist the Company in developing its digital platform, including, but not limited to: developing digital planning systems (including all forms of digital media and social, search, content, and video applications); identifying and tracking key sales prospects, customer growth opportunities, competitor activities, strategic partner prospects, and industry developments; providing advice and services related to the Company’s growth initiatives; and rendering any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company (collectively, the “Services”). The Services rendered pursuant to this Agreement shall be subject to the supervision and approval of the Chief Executive Officer of the Company, Board of Directors of the Company (the “Board”) or any committee formed by the Board.

4.           DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this Section.  The Company shall promptly supply Consultant with full and complete copies of all financial reports; all filings with all federal and state securities agencies; all data and information supplied by any financial analyst; and all brochures or other sales materials relating to the Company’s products or services.

5.           COMPENSATION.

Upon the execution of this Agreement, the Company agrees to pay Consultant the following as consideration for the Services rendered:

(a) The Company shall issue to Consultant or its designees (i) 250,000 restricted shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), upon the execution of this Agreement, (ii) 250,000 restricted shares of the Company’s Common Stock on the first (1st) year anniversary of the execution of this Agreement, (iii) 250,000  restricted shares of the Company’s Common Stock on the second (2nd) year anniversary of the execution of this Agreement, and (iv) 250,000 shares of restricted shares of the Company’s Common Stock on the third (3rd) year anniversary of the execution of this Agreement.

(b) As further described in Section 11(a) of this Agreement, the Company may decide to terminate this Agreement at any time for any reason.  In the event the Company decides to terminate this Agreement without Cause (as defined herein), all restricted shares of the Company’s Common Stock issuable hereunder shall be issued on the date of said termination.  In the event the Company should terminate this Agreement for Cause, Consultant’s compensation shall be pro-rated based on the number of days following the last annual issuance of restricted shares of Common Stock to Consultant up until the termination date.

(c) The Company shall instruct its counsel to issue a legal opinion regarding the unrestricted sale of Consultant’s shares of the Company’s Common Stock, six (6) months after each annual issuance of restricted shares of the Company’s Common Stock, provided that  the conditions under Rule 144 have been satisfied to such legal counsel’s satisfaction (such as, without limitation, that the Consultant has not been an affiliate of the Company within the last ninety (90) days and that the Company has been current in its public filings for the last twelve months) (the “144 Opinion”).  The Company shall be responsible for all costs associated with obtaining and delivering the 144 Opinion.

For the purposes herein, “Cause” shall mean (A) Consultant's failure or refusal to substantially perform his duties and responsibilities as set forth in Section 3 hereof if such failure or refusal is not cured (if curable) within ten (10) days after receipt by Consultant of written notice thereof from the Company; (B) the willful misappropriation of the funds or property of the Company; (C) the use of alcohol or illegal drugs interfering with the performance of Consultant’s obligations under this Agreement; (D) the conviction in a court of law of, or entering a plea of guilty or nolo contendere to, a charge that Consultant committed a felony or any crime involving moral turpitude, dishonesty or theft; (E) the commission in bad faith by Consultant of any act which injures the reputation, business or business relationships of the Company, or the commission of an act which constitutes  nonconformance with the Company's policies against racial or sexual discrimination or harassment; (F) the gross or habitual misconduct or gross or habitual negligence by Consultant in the performance of his duties hereunder, which shall continue after warning by the Company.   Notwithstanding anything to the contrary in this Agreement, the Company may not terminate Consultant's employment for Cause unless Consultant shall have first received notice from the Board advising Consultant of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Consultant shall have had a reasonable opportunity to correct the acts or omissions so complained of within ten (10) days after receipt of written notice thereof. Notwithstanding the foregoing, the Company shall have the right at any time during such notice periods to relieve Consultant of his office duties and responsibilities and to place Consultant on a paid leave of absence.

6.           BENEFICIAL OWNERSHIP OF SHARES.

Consultant’s beneficial ownership of Common Stock of the Company shall not exceed 4.9% of the outstanding shares of the Company’s Common Stock (the “Beneficial Ownership Limitation”).  For purposes of this Section, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D or 13G thereunder.  Consultant may increase the Beneficial Ownership Limitation to 9.9% of the outstanding shares of the Company's Common Stock with sixty-one (61) days’ prior written notice to the Company.

7.           COSTS AND EXPENSES.

Consultant, in providing the Services, shall not be responsible for any reasonable out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and overnight delivery charges; provided that Consultant obtains prior approval of the Company, which approval shall not be unreasonably withheld, prior to incurring such expenses.  Consultant shall provide the Company with a detailed accounting of monthly expenses incurred pursuant to the terms of this Agreement.  Payment for these expenses shall be made to Consultant in accordance with the Company’s policy for reimbursements.

8.           INDEMNIFICATION.

(a)           The Company hereby agrees to indemnify, defend, and shall hold harmless Consultant, and defend any action brought against Consultant with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that (i) is true and (ii) (A) would constitute a breach of any of the Company's representations, warranties, or agreements hereunder, (B) arises out of the negligence or willful misconduct of the Company, or (C) is based on any information provided by the Company’s content  that violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses. The Company agrees that it will not prosecute any action or proceeding against Consultant except where such claim is materially and substantially based on the gross negligence or willful misconduct of Consultant.

(b)           Consultant hereby agrees to indemnify, defend, and shall hold harmless the Company, its affiliates and their respective directors, officers, employees, consultants, representatives and agents, and defend any action brought against same, with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of (i) the gross negligence or willful misconduct of Consultant, (ii) blatant disregard or violation of the instructions and/or direction of the Chief Executive Officer, Board and/or any Board committees; or (iii) unlawful conduct.

(c)           In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party written notice of any claim that the indemnified party reasonably believes falls within the scope of the foregoing paragraphs.  The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim.  Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent.

9.	INDEPENDENT CONTRACTOR STATUS AND OTHER BUSINESS OPPORTUNITIES.

It is understood and agreed that Consultant will for all purposes hereof be deemed to be an independent contractor and will not, unless otherwise expressly authorized by the Company, have any authority to act for or represent the Company in any way, execute any transaction or document on behalf of the Company or otherwise be deemed an agent of the Company.  No federal, state or local withholding deductions will be withheld from any amounts owed by the Company to Consultant hereunder unless otherwise required by law.

Subject to Consultant’s obligations and duties as a member of the Board, Consultant may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries; provided that Consultant does not use in any manner any Confidential Information (as defined herein) of the Company in doing so, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; provided that Consultant does not use in any manner any Confidential Information of the Company in doing so; or (iii) do business with any current or former client or customer of the Company or its subsidiaries; provided that such activity does not encourage or influence such client or customer to discontinue, reduce or decline any new business opportunity with the Company. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered, any opportunity to participate or invest in, any venture engaged in by Consultant or any right by virtue of this Agreement in or to any income or profits derived therefrom.

10.           CONFIDENTIALITY.

Consultant acknowledges that in providing the Services hereunder, Consultant will be privy to Confidential Information of the Company and its subsidiaries.  As used in this Agreement, “Confidential Information” of the Company means all trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other information or compilations thereof which relate to the business of the Company, or to any of its subsidiaries or affiliates, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

Consultant acknowledges that the Confidential Information of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries and affiliates, expensive to produce and maintain, and essential for the profitable operation of their respective businesses. Consultant agrees that, during the Term, or at any time thereafter, it shall not, and shall cause his employees, agents and representatives to not, directly or indirectly, communicate, disclose or divulge to any person or entity, or use for its benefit or the benefit of any person or entity, in any manner, any Confidential Information of the Company or its subsidiaries or affiliates acquired during the Term or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries and affiliates, except as required in the course of the performance of the Services hereunder or as otherwise may be required by law.

The Company agrees that it will not disclose, and will not include in any public announcement, the name of Consultant, unless expressly agreed to by Consultant or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

11.           MISCELLANEOUS.

(a)           Termination.  Subsequent to, and no less than ninety (90) days after the execution of this Agreement, either party hereto may terminate this Agreement for any reason upon thirty (30) business days’ prior written notice to the other party.  Termination of this Agreement shall cause Consultant to cease providing Services under this Agreement; however, termination for any reason whatsoever shall not decrease or eliminate the compensatory obligations of the Company as outlined in Section 5 of this Agreement.

(b)           Modification.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both parties hereto.

(c)           Notices.  Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person at the address of such party set forth in the preamble thereof or to such other address or facsimile telephone number as the party shall have furnished in writing to the other party in accordance with the terms of this subparagraph (c).

                (d)           Waiver.  Any waiver by either party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to such term of any other term of this Agreement.

(e)           Assignment.  The shares of Common Stock of the Company granted under this Agreement are assignable at the sole discretion of Consultant; provided that such assignment does not result in any violation of applicable law.

(f)           Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, circumstance or jurisdiction, it shall nevertheless remain applicable to all other persons,  circumstances and jurisdictions.

(g)           Disagreements.  Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York, without regard to its conflicts of law principles.  Consultant and the Company hereby irrevocably and unconditionally submit themselves and their property to the nonexclusive jurisdiction of the federal and state courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such federal court.  Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referenced.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices herein.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  If either party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses, including, but not limited to, court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

(h)           Counterparts. Each party hereto may sign identical counterparts of this Agreement with the same effect as if both parties signed the same document.  A copy of this Agreement signed by one party hereto and delivered by facsimile or electronic transmission to the other party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

WIZARD WORLD, INC.	CONSULTANT

/s/ Gareb Shamus	/s/ Michael Mathews
Name: Gareb Shamus	Michael Mathews
Title: President and Chief Executive Officer